UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2005

Atrium Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-20095	75-2642488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3890 West Northwest Highway, Suite 500, Dallas, TX (Address of principal executive offices)	75220 (Zip Code)

Registrant’s telephone number, including area code: (214) 630-5757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Effective October 28, 2005, the Company obtained an extension of existing waivers of certain events of default from a majority of its senior lenders under the Company’s senior credit facility (the "Credit Agreement") and from the lender under the Company's accounts receivable securitization facility (the "A/R Facility"), which waivers will extend until November 10, 2005. The events of default, among other things, relate to the Company's failure, due to ongoing procedures being performed for the restatement of the Company's 2003 financial statements and the audit of its 2004 financial statements, to deliver within the time periods prescribed under the Credit Agreement and under the A/R Facility the Company's audited financial statements for 2004 and its unaudited financial statements for the first and second quarters of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.

Date: October 28, 2005
By: /s/ Philip J. Ragona

Name: Philip J. Ragona

Title: Senior Vice President and General Counsel